Exhibit 99.1

Privia Health Reports Second Quarter 2021 Financial Results

ARLINGTON, VA – August 9, 2021 – Privia Health Group, Inc. (Nasdaq: PRVA) today announced financial results for the second quarter and six-month periods ended June 30, 2021.

Second Quarter
Total revenue for the second quarter of 2021 was $225.8 million, compared to total revenue of $183.3 million for the prior year second quarter (+23.2%). Operating loss for the second quarter of 2021 was $193.2 million, compared to operating income of $6.2 million for the prior year second quarter. Net loss for the second quarter of 2021 was $172.5 million, or a loss of $1.68 per diluted share, compared to net income of $5.3 million, or $0.06 per diluted share, for the second quarter of 2020. The operating and net losses in the second quarter of 2021 were due to $202.6 million in non-cash stock compensation expense as well as $0.2 million of one-time legal and other expenses, both related to the Company’s initial public offering (IPO) completed on May 3, 2021. Excluding these non-cash or non-recurring expenses, non-GAAP adjusted net income was $10.4 million, or $0.09 per diluted share, for the second quarter of 2021 (+69.0%).
Key operating and non-GAAP financial metrics include:
•Practice Collections were $367.2 million, compared to $281.7 million for the three months ended in 2Q’20 (+30.3%).
•Care Margin was $55.8 million, compared to $41.7 million for the three months ended in 2Q’20 (+33.7%).
•Platform Contribution was $23.1 million, compared to $17.4 million for the three months ended in 2Q’20 (+32.8%).
•Adjusted EBITDA was $10.0 million, compared to $7.0 million for the three months ended in 2Q’20 (+43.0%).
•Implemented Providers were 2,692, compared to 2,531 at the end of 2Q’20 (+6.4%).
•Value-Based Care Attributed Lives were approximately 739,000, compared to 749,000 at the end of 2Q’20 (-1.3%) and to 682,000 at December 31, 2020 (+8.3%).
“We delivered strong growth in the second quarter, with practice collections increasing 30.3%, care margin growing 33.7% and adjusted EBITDA up 43.0% when compared to the Q2 last year,” said Shawn Morris, Chief Executive Officer, Privia Health. “We continue to gain momentum with greater awareness of our uniquely aligned provider partnership model, which is highlighted by 6.4% growth of implemented providers and an 8.3% increase in attributed lives across a number of value-based reimbursement programs since year-end 2020. Over the coming quarters, we expect to continue to expand our number of provider partners, increase attributed lives, enter new markets and leverage our capital-efficient operating structure to drive profit margin expansion as we execute on multiple opportunities to drive future growth.”
Six Months
Total revenue for the first six months of 2021 was $439.4 million, compared to total revenue of $396.2 million for the same period in the prior year 2020 (+10.9%). Operating loss for the first six months of 2021 was $185.3 million, compared to operating income of $12.7 million for the same period in the prior year 2020. Net loss for the first six months of 2021 was $167.1 million, or $1.68 per diluted share, compared to net income of $10.7 million, or $0.11 per diluted share, for the same period in 2020. Excluding non-cash stock compensation expense and one-time legal and other expenses in the first six months of 2021, non-GAAP adjusted net income was $19.6 million or $0.17 per diluted share (+54.6%).
Practice Collections for the first six months of 2021 were $711.3 million, compared to $609.1 million for the same period in the prior year (+16.8%). Care Margin was $108.3 million, compared to $89.6 million for the six months ended in June 30, 2020 (+20.9%). Platform Contribution for the first six months of 2021 was $48.7 million, compared to $37.7 million for the same period in the prior year (+29.1%). Adjusted EBITDA was $20.0 million, compared to $14.1 million for the six months ended in June 30, 2020 (+42.0%).
Financial and Business Outlook
The Company is providing the following update to its full year 2021 guidance:

($ in millions)	FY 2020 Actual	FY 2021 Guidance		Updated Guidance	Y - Y % Change from FY 2020
		Low	High		Low	High
Implemented Providers	2,550	2,850	2,900	Mid-to-High End	11.8%	13.7%
Attributed Lives	682,000	730,000	750,000	High End	7.0%	10.0%
Practice Collections	$1,301.1	$1,445	$1,465	High End	11.1%	12.6%
GAAP Revenue	$817.1	$860	$880	High End	5.3%	7.7%
Care Margin	$187.6	$215	$221	High End	14.6%	17.8%
Platform Contribution	$82.6	$93	$98	High End	12.6%	18.6%
Adjusted EBITDA	$29.4	$34	$38	High End	15.6%	29.3%
Management has not reconciled forward-looking non-GAAP measures to their most directly comparable GAAP measures of operating income and net income. This is because the Company cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of Care Margin, Platform Contribution or Adjusted EBITDA due to market-related assumptions that are not within our control as well as certain legal or advisory costs, tax costs or other costs that may arise. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures.
See “Key Metrics and Non-GAAP Financial Measures” for more information as to how the Company defines and calculates Implemented Providers, Attributed Lives, Practice Collections, Care Margin, Platform Contribution, and Adjusted EBITDA, and for a reconciliation of the most comparable GAAP measures to Care Margin, Platform Contribution, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share.
Certain non-recurring or non-cash expenses will be treated as an add back in the reconciliation of Net Income to Adjusted EBITDA, and the reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share, the details of which can be found in the Reconciliation schedules near the end of this and in future quarterly financial press releases.

Webcast and Conference Call Information
The Company will host a conference call on August 9, 2021, at 8:00 am ET / 7:00 am CT to discuss these results and management’s outlook for future financial and operational performance. The conference call can be accessed via webcast at ir.priviahealth.com/news-and-events/events-and-presentations or by dialing 855-940-5315 (929-517-0419 for international participants), and referencing participant code 4782857.
The webcast will be archived and available for replay for on-demand listening shortly after the completion of the call at ir.priviahealth.com/news-and-events/events-and-presentations. This news release and the financial statements contained herein, and the slide presentation for the webcast, are also available on the Privia Health Investor Relations website at ir.priviahealth.com.
About Privia Health
Privia Health™ is a technology-driven, national physician enablement company that collaborates with medical groups, health plans, and health systems to optimize physician practices, improve patient experiences, and reward doctors for delivering high-value care in both in-person and virtual settings. Our platform is led by top industry talent and exceptional physician leadership, and consists of scalable operations and end-to-end, cloud-based technology that reduces unnecessary healthcare costs, achieves better outcomes, and improves the health of patients and the well-being of providers. For more information, visit priviahealth.com.
Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.
The Company believes that the non-GAAP financial measures presented in this press release are relevant and provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because the measures allow them to understand and compare the Company's actual and expected operating results during the prior, current and future periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.

Safe Harbor Statement
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Form 10-Q is filed with the Securities and Exchange Commission (“SEC”). This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “aims,” “anticipates,” "assumes," “believes,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “likely,” “may,” “outlook,” “plans,” “potential,” “projects,” “seeks,” “strategy,” “targets,” “trends,” “will,” “would,” “could,” “should,” and variations of such terms and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to, among other things, the possible effects of COVID-19; our future actions, business plans, objectives and prospects; and our future operating or financial performance and projections, including our full year guidance for 2021. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.
Factors related to these risks and uncertainties include, but are not limited to: compliance with applicable healthcare laws and government regulations in the heavily regulated industry in which the Company operates; the Company’s dependence on relationships with its medical groups, some of which the Company does not own; the Company’s growth strategy, which may not prove viable and the Company may not realize expected results; difficulties implementing the Company’s proprietary end-to-end, cloud-based technology solution for Privia physicians and new medical groups; the high level of competition in the Company’s industry and the Company’s failure to compete and innovate; challenges in successfully establishing a presence in new geographic markets; the Company’s reliance on its electronic medical record vendor, which the Privia Technology Solution is integrated and built upon; changes in the payer mix of patients and potential decreases in the Company’s reimbursement rates as a result of consolidation among commercial payers; the Company’s use, disclosure, and other processing of personally identifiable information, including health information, is subject to the Health Insurance Portability and Accountability Act of 1996 and other federal and state privacy and security regulations; and those factors referenced in Part II, Item 1A, “Risk Factors” in the Company’s final prospectus dated April 28, 2021, filed with the SEC on April 30, 2021, and the Company’s other public filings.

Contact:
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
817.783.4841

Privia Health Group, Inc.
Condensed Consolidated Statements of Operations (a)
Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020

Revenue	$225,756	$183,264	439,363	396,206

Operating expenses:
Physician and practice expense	169,937	141,521	331,050	306,627
Cost of platform	68,731	24,331	95,693	51,892
Sales and marketing	11,178	2,220	14,362	4,672
General and administrative	168,657	8,419	182,653	19,408
Depreciation and amortization	440	594	885	932
Total operating expenses	418,943	177,085	624,643	383,531
Operating (loss) income	(193,187)	6,179	(185,280)	12,675
Interest expense	302	509	593	976
(Loss) income before (benefit from) provision for income taxes	(193,489)	5,670	(185,873)	11,699
(Benefit from) Provision for income taxes	(20,004)	474	(18,004)	1,174
Net (loss) income	(173,485)	5,196	(167,869)	10,525
Less: Loss attributable to non-controlling interests	(951)	(85)	(733)	(170)
Net (loss) income attributable to Privia Health Group, Inc.	$(172,534)	$5,281	$(167,136)	$10,695
Net (loss) income per share attributable to Privia Health Group, Inc. stockholders – basic and diluted	$(1.68)	$0.06	$(1.68)	$0.11
Weighted average common shares outstanding – basic and diluted	102,739,033	95,931,549	99,381,053	95,931,549
(a) Any slight variations in totals due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Balance Sheets(a)

	June 30, 2021	December 31, 2020
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$299,751	$84,633
Accounts receivable	126,872	99,118
Prepaid expenses and other current assets	9,827	6,333
Total current assets	436,450	190,084
Non-current assets:
Property and equipment, net	4,449	4,814
Right-of-use asset	5,618	—
Intangible assets, net	5,659	5,980
Goodwill	118,663	118,663
Deferred tax asset	23,162	4,953
Other non-current assets	3,138	4,475
Total non-current assets	160,689	138,885
Total assets	$597,139	$328,969

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,517	$5,235
Accrued expenses	23,910	31,185
Physician and practice liability	131,027	106,811
Current portion of note payable	1,313	875
Operating lease liabilities, current	2,188	—
Other current liabilities	4,363	2,832
Total current liabilities	167,318	146,938
Non-current liabilities:
Note payable, net of current portion	31,893	32,784
Operating lease liabilities, non-current	8,124	—
Other non-current liabilities	333	5,595
Total non-current liabilities	40,350	38,379
Total liabilities	207,668	185,317
Commitments and contingencies
Stockholders’ equity:
Common stock	1,057	960
Additional paid-in capital	579,257	165,666
Accumulated deficit	(187,014)	(19,878)
Total Privia Health Group, Inc. stockholders’ equity	393,300	146,748
Non-controlling interest	(3,829)	(3,096)
Total stockholders’ equity	389,471	143,652
Total liabilities and stockholders’ equity	$597,139	$328,969
(a) Any slight variations in totals are due to rounding.

Privia Health Group, Inc.
Consolidated Statements of Cash Flows (a)
Unaudited

(In thousands)	For the Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net (loss) income	$(167,869)	$10,525
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation	564	599
Amortization of intangibles	320	321
Amortization of debt issuance costs	77	67
Stock-based compensation	202,661	242
Deferred tax (benefit) provision	(18,209)	1,270
Changes in asset and liabilities:
Accounts receivable	(27,754)	(20,651)
Prepaid expenses and other current assets	(9,112)	(1,541)
Other non-current assets	1,337	2,297
Accounts payable	(810)	2,357
Accrued expenses	(7,275)	(3,937)
Physician and practice liability	24,216	14,012
Other current liabilities	1,531	617
Operating lease liabilities	10,312	—
Other long-term liabilities	(5,262)	512
Net cash provided by in operating activities	4,727	6,690
Cash from investing activities
Purchases of property and equipment	(199)	(379)
Net cash used in investing activities	(199)	(379)
Cash flows from financing activities
Proceeds from initial public offering	223,686	—
Payments of underwriting fees, net of discounts and offering costs	(12,658)	—
Repayment of note payable	(438)	(438)
Proceeds from revolving loan	—	10,000
Net cash provided by financing activities	210,590	9,562
Net increase in cash and cash equivalents	215,118	15,873
Cash and cash equivalents at beginning of period	84,633	46,889
Cash and cash equivalents at end of period	$299,751	$62,762

Supplemental disclosure of cash flow information:
Interest paid	$585	$914
Income taxes paid	$451	$46
(a) Any slight variations in totals are due to rounding.

Key Metrics and Non-GAAP Financial Measures

Privia Health reviews a number of operating and financial metrics, including the following key metrics and non-GAAP financial measures, to evaluate the Company’s business, measure performance, identify trends affecting the Company’s business, formulate business plans, and make strategic decisions.

Key Metrics(a)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited; $ in millions)	2021	2020	2021	2020

Implemented Providers (as of end of period) (1)	2,692	2,531	2,692	2,531
Attributed Lives (as of end of period) (2)	739,000	749,000	739,000	749,000
Practice Collections(3)	$367.2	$281.7	$711.3	$609.1

(1) Implemented Providers is defined as the total of all service professionals on Privia Health’s platform at the end of a given period who are credentialed by Privia Health and billed for medical services, in both Owned and Non-Owned Medical Groups during that period.

(2) Attributed Lives are defined as any patient that a payer deems attributed to Privia Health, in both Owned and Non-Owned Medical Groups, to deliver care as part of a Value Based Care arrangement. Attributed lives include patients who have selected one of Privia Health’s owned or Non-Owned Medical Groups as their provider of primary are services as of the end of a particular period.

(3) Practice Collections are defined as the total collections from all practices in all markets and all sources of reimbursement that the Company receives for delivering care and providing Privia Health’s platform and associated services. Practice Collections differ from revenue by including collections from Non-Owned Medical Groups.

(a) Any slight variations in totals are due to rounding.

Non-GAAP Financial Measures (4)(a)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited; $ in thousands)	2021	2020	2021	2020

Care Margin	$55,819	$41,743	$108,313	$89,579
Platform Contribution	23,128	17,412	48,660	37,687
Platform Contribution Margin	41.4%	41.7%	44.9%	42.1%
Adjusted EBITDA	10,036	7,016	19,983	14,071
Adjusted EBITDA Margin	18.0%	16.8%	18.4%	15.7%

(4) In addition to results reported in accordance with GAAP, Privia Health discloses Care Margin, Platform Contribution, Platform Contribution margin, Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. Each are defined as follows:
•Care Margin is total revenue less the sum of physician and practice expense.
•Platform Contribution is total revenue less the sum of (i) physician and practice expense, (ii) cost of platform, and (iii) stock-based compensation expense.
•Platform Contribution margin is platform contribution divided by care margin.
•Adjusted EBITDA is net income (loss) attributable to Privia Health Group, Inc. shareholders and subsidiaries excluding minority interests, provision (benefit) for income taxes, interest income, interest expense, depreciation and amortization, stock-based compensation, severance charges and other nonrecurring expenses.
•Adjusted EBITDA margin is Adjusted EBITDA divided by Care Margin.

(a) Any slight variations in totals are due to rounding.

Reconciliation of Operating (Loss) Income to Care Margin(a)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited; $ in thousands)	2021	2020	2021	2020
Operating (loss) income	$(193,187)	$6,179	$(185,280)	$12,675
Depreciation and amortization	440	594	885	932
General and administrative	168,657	8,419	182,653	19,408
Sales and marketing	11,178	2,220	14,362	4,672
Cost of platform	68,731	24,331	95,693	51,892
Care margin	$55,819	$41,743	$108,313	$89,579
(a) Any slight variations in totals are due to rounding.
Reconciliation of Operating (Loss) Income to Platform Contribution(a)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited; $ in thousands)	2021	2020	2021	2020
Operating (loss) income	$(193,187)	$6,179	$(185,280)	$12,675
Depreciation and amortization	440	594	885	932
General and administrative	168,657	8,419	182,653	19,408
Sales and marketing	11,178	2,220	14,362	4,672
Stock-based compensation(5)	$36,040	$—	$36,040	$—
Platform contribution	$23,128	$17,412	$48,660	$37,687
(a) Slight variations in totals are due to rounding.
(5) Amount represents stock-based compensation expense included under Cost of Platform.

Reconciliation of Net (Loss) Income to Adjusted EBITDA(a)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited; $ in thousands)	2021	2020	2021	2020
Net (loss) income	$(172,534)	$5,281	$(167,136)	$10,695
Net loss attributable to non-controlling interests	(951)	(85)	(733)	(170)
Provision for income taxes	(20,004)	474	(18,004)	1,174
Interest expense	302	509	593	976
Depreciation and amortization	440	594	885	932
Stock-based compensation	202,560	121	202,661	242
Other expenses(6)	223	122	1,717	222
Adjusted EBITDA	$10,036	$7,016	$19,983	$14,071

(a) Any slight variations in totals are due to rounding.
(6) Other expenses include certain non-cash or non-recurring costs.

Reconciliation of Net (Loss) Income to Adjusted Net Income and Adjusted Net Income Per Share(a)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited; $ in thousands)	2021	2020	2021	2020
Net (loss) income	$(172,534)	$5,281	$(167,136)	$10,695
Stock-based compensation	202,560	121	202,661	242
Intangible amortization expense	160	160	320	321
Provision for income tax	(20,004)	474	(18,004)	1,174
Other expenses	223	122	1,717	222

Adjusted net income	$10,405	$6,158	$19,558	$12,654
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.10	$0.06	$0.20	$0.13
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.09	$0.06	$0.17	$0.13
Weighted average common shares outstanding – basic	102,739,033	95,931,549	99,381,053	95,931,549
Weighted average common shares outstanding – diluted	115,727,026	95,931,549	112,505,977	95,931,549
(a) Any slight variations in totals due to rounding.